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                                                                     Exhibit 4.3

                          TYCO INTERNATIONAL GROUP S.A.

                                 Debt Securities

                               Purchase Agreement


                                                                 August 26, 1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
Chase Securities Inc.
Commerzbank Capital Markets Corporation
Warburg Dillon Read LLC
Salomon Smith Barney Inc.
The Williams Capital Group, L.P.
Blaylock & Partners, L.P.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         Tyco International Group S.A., a Luxembourg company (the "Company"), proposes to issue and sell to the initial purchasers named in Schedules II-A, II-B, II-C and II-D hereto (the "Initial Purchasers" which term shall also include any initial purchaser substituted as herein provided), for whom you are acting as representatives (the "Representatives"), the principal
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amount of its debt securities identified in Schedules I-A, I-B, I-C and I-D hereto (the "Securities"), to be issued under the Indenture, dated as of June 9, 1998, as supplemented by Supplemental Indenture No. 9, Supplemental Indenture No. 10, Supplemental Indenture No. 11 and Supplemental Indenture No. 12, thereto (as so supplemented, the "Indenture"), in each case, among the Company, Tyco International Ltd., a Bermuda company and the sole shareholder of the Company ("Tyco"), and The Bank of New York, as trustee (the "Trustee"). The Securities will be unconditionally guaranteed by Tyco (the "Guarantees"). If the firm or firms listed in Schedules II-A, II-B, II-C and II-D hereto include only the firm or firms listed in Schedules I-A, I-B, I-C and I-D hereto, then the terms "Initial Purchasers" and "Representatives", as used herein shall each be deemed to refer to such firm or firms.

         The Company and Tyco understand that the Initial Purchasers propose to make an offering of the Securities and the Guarantees on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities and the Guarantees to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities and Guarantees are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively the "Securities Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Guarantees and the Indenture, investors that acquire Securities and the Guarantees may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the Securities Act by the Commission).

         The Company and Tyco have prepared and will deliver to the Initial Purchasers, on the date hereof, copies of a final offering memorandum dated August 26, 1999 (the "Final Offering Memorandum"), used or to be used by the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities and Guarantees. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Final Offering Memorandum, or any amendment or supplement to such document), which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities and Guarantees.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 as amended, and the rules and regulations of the


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Commission thereunder (the "Exchange Act") which is incorporated by reference in the Offering Memorandum.

         The holders of the Securities and the Guarantees Identified Schedule I-C will be entitled to the benefits of the registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined below) between the Company, Tyco and the Initial Purchasers, pursuant to which the Company and Tyco will agree to file, as soon as practicable after the Closing Date but in any event within 90 days of the Closing Date, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the Securities Act.

         The Company and Tyco hereby agree with the Initial Purchasers as follows:

         1. The Company agrees to issue and sell the Securities and Tyco agrees to issue the Guarantees to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities and Guarantees set forth opposite such Initial Purchaser's name in Schedules II-A, II-B, II-C and II-D hereto at the purchase price set forth in Schedules I-A, I-B, I-C and I-D hereto plus accrued interest, if any, from the date specified in Schedules I-A, I-B, I-C and I-D hereto to the date of payment and delivery.

         2. The Company and Tyco understand that the several Initial Purchasers intend (i) to make an offering of their respective portions of the Securities and the Guarantees and (ii) initially to offer the Securities and the Guarantees upon the terms set forth in the Offering Memorandum.

         3. Payment for the Securities and the Guarantees shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives no later than noon on the Business Day prior to the Closing Date (as defined below), at 9:00 A.M. on August 31, 1999 at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".

         Payment for the Securities and the Guarantees shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of global notes (the "Global Notes") representing the Securities and the Guarantees, with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities and the Guarantees duly paid by the Company. The Global Notes will be made available for inspection by the Representatives at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1209, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.


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         4. The Company and Tyco, jointly and severally, represent and warrant to each Initial Purchaser that:

                  (a) the Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities and the Guarantees in a manner that would require the Securities or the Guarantees to be registered under the Securities Act;

                  (b) the Final Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, that this representation, warranty and agreement shall not apply to statements in or omissions from the Final Offering Memorandum made in reliance upon and in conformity with information furnished to the Company and Tyco in writing by any initial purchaser through Merrill Lynch expressly for use in the Final Offering Memorandum;

                  (c) the documents incorporated by reference in the Offering Memorandum, or portions thereof, to the extent only a portion of a document is incorporated by reference in the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (d) PricewaterhouseCoopers, Arthur Anderson L.L.P. (Houston), Arthur Anderson LLP (Philadelphia) and Deloitte & Touche LLP who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent public accountants required by the Securities Act;

                  (e) the financial statements, and the related schedules and notes thereto, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of Tyco and its consolidated subsidiaries as of the


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         dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise disclosed therein, and the supporting schedules included or incorporated by reference in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein; the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Offering Memorandum has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and is based upon good faith estimates and assumptions believed by Tyco to be reasonable; and the selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum; no pro forma financial statements would be required under the Securities Act to be included in the Offering Memorandum (which have not been incorporated by reference) if the offering of the Securities was being made in a public offering pursuant to a registration statement under the Securities Act;

                  (f) since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock or long-term debt (on a consolidated basis) of Tyco, or any material adverse change, or any development involving a prospective material adverse change that is reasonably likely to occur, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of Tyco and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, neither Tyco nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to Tyco and its subsidiaries, taken as a whole;

                  (g) the Company is a corporation duly and validly organized and existing under the laws of Luxembourg, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (h) Tyco is a limited liability company duly and validly organized and existing and in good standing under the laws of Bermuda, with power and authority


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         (corporate and other) to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the nature of its business or the ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                  (i) each of the Company's subsidiaries listed on Schedule III hereto is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act), is duly and validly organized and existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and, except as otherwise disclosed in the Offering Memorandum, all the outstanding shares of capital stock of the Company and each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except as indicated on Schedule III for non-material liens that have arisen in the ordinary course of business and, in the case of non-United States subsidiaries, for directors' qualifying shares) are owned by the Company, as the case may be, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                  (j) Tyco had as of the date indicated in the Offering Memorandum a duly authorized and outstanding capitalization as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization"; except as disclosed in the Offering Memorandum, there are no holders of securities (debt or equity) of Tyco or any of its subsidiaries, or holders of rights, warrants or options to obtain securities of Tyco or any of its subsidiaries who have the right to request the Company or Tyco to register securities held by them under the Securities Act other than holders who have elected not to exercise their rights or whose securities have been so registered;

                  (k) this Agreement has been duly authorized, executed and delivered by each of the Company and Tyco;

                  (l) the Securities have been duly authorized and when duly authenticated by the Trustee pursuant to the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended


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         (the "Trust Indenture Act"); the Registration Rights Agreement has been duly authorized, executed and delivered and will constitute a valid and binding agreement of the Company; and the Registration Rights
         Agreement, the Securities, the Guarantees, and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum;

                  (m) the Guarantees have been duly authorized and when the Securities have been duly authenticated by the Trustee pursuant to the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of Tyco entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by Tyco and constitutes a valid and binding instrument of Tyco; and the Guarantees will conform in all material respects to the descriptions thereof in the Offering Memorandum;

                  (n) neither Tyco nor any of its subsidiaries is, or, with the giving of notice or lapse of time or both would be, in violation of or in default under, its memorandum of association, articles of organization, certificate of incorporation or other similar charter document (each a "Charter") or by-laws or any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which Tyco or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound or subject, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Effect, or are not material to the holders of the Securities and the Guarantees; the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Guarantees by the Company and Tyco, as the case may be, the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and the compliance by the Company and Tyco of their respective obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Guarantees do not and will not conflict with or result in a breach of any of the terms or provisions of or with the giving of notice or lapse of time or both conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of Tyco or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Tyco or any of its subsidiaries is a party or by which Tyco or any of its subsidiaries is bound or to which any of the property or assets of Tyco or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Charter or the by-laws of Tyco or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental


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         agency or body having jurisdiction over Tyco or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the issue of the Guarantees or the consummation by the Company or Tyco of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been or will be obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Initial Purchasers. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Tyco;

                  (o) other than as disclosed in or contemplated by the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company or Tyco, threatened to which Tyco or any of its subsidiaries is or may be a party or to which any property or assets of Tyco or any of its subsidiaries is or may be the subject which, if determined adversely to Tyco or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect or which could be reasonably expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company and Tyco of their respective obligations hereunder; and no such proceedings are pending or, to the best of the Company's and Tyco's knowledge, threatened against Tyco or any of its subsidiaries which are required to be disclosed in the Offering Memorandum, other than those disclosed therein; and there are no contracts, mortgages, loan agreements, notes, leases or other documents to which Tyco or any of its subsidiaries is a party or by which any of them may be bound or to which any property or assets of Tyco or any of its subsidiaries is subject that are required to be described in the Offering Memorandum which are not described as required;

                  (p) except as disclosed in the Offering Memorandum, no labor dispute with the employees of Tyco or any of its subsidiaries exists or, to the knowledge of the Company or Tyco, is threatened, which could reasonably be expected to result in a Material Adverse Effect;

                  (q) neither the Company nor Tyco is, and upon the issuance and sale of the Securities and the issuance of the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment

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         company" as such terms are defined in the Investment Company Act of
         1940, as amended (the "Investment Company Act");

                  (r) the Securities and the Guarantees are eligible for resale pursuant to Rule 144A ("Rule 144A") of the rules and regulations promulgated under the Securities Act and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system;

                  (s) none of the Company, Tyco, any of their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities and the Guarantees, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Securities Act;

                  (t) subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 5, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act;

                  (u) with respect to those Securities and Guarantees sold in reliance on Regulation S ("Regulation S") of the rules and regulations promulgated under the Securities Act by the Commission, (A) none of the Company, Tyco, any of their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, Tyco, any of their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) all disclosure regarding year 2000 compliance and the Euro conversion that is required to be described under the Securities Act and the Securities Act Regulations (including disclosures required by Staff Legal Bulletin No. 6, SEC Release No. 33-7558 (July 29, 1998) and SEC Release No. 33-7609 (November 9, 1998)) has been included in the Offering Memorandum or incorporated by reference therein. Neither the Company, Tyco, nor any of their subsidiaries will incur significant operating expenses or costs to ensure that their information systems will be year 2000 compliant or to adjust their operating and information systems to the

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         conversion to a single currency in Europe, other than as disclosed in the Offering Memorandum;

                  (w) neither the Company nor Tyco or, to the best of the Company's and Tyco's knowledge, any officer, director, employee agent or shareholder thereof, in each case acting on behalf of the Company or Tyco, as the case may be, has done any act or authorized, directed or participated in any act, in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person for which civil or criminal liability or penalties, as the case may be, could currently be imposed on the Company or Tyco;

                  (x) the choice of law provisions set forth in this Agreement and the Registration Rights Agreement are legal, valid and binding under the laws of Luxembourg and Bermuda, respectively, and will be recognized and given effect to by the courts of Luxembourg and Bermuda, respectively, (unless a court determined that doing so would be contrary to public policy in Luxembourg and Bermuda, respectively,); each of the Company and Tyco has the legal capacity to sue and be sued in its own name under the laws of Luxembourg and Bermuda, respectively; each of the Company and Tyco has, under the laws of Luxembourg and Bermuda, respectively, the power to submit, and has irrevocably submitted, to the jurisdiction of the New York courts and has validly and irrevocably appointed CT Corporation System, 1633 Broadway, New York, New York 10019, U.S.A. (and any successor entity), as its authorized agent for the service of process pursuant to this Agreement and the Registration Rights Agreement; the irrevocable submission of the Company and Tyco to the jurisdiction of the New York courts and the waiver by the Company and Tyco of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement or the Registration Rights Agreement, are legal, valid and binding under the laws of Luxembourg and Bermuda, respectively; neither the Company nor Tyco or any of their respective assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg and Bermuda, respectively; this Agreement and the Registration Rights Agreement are in proper legal form under the laws of Luxembourg and Bermuda, respectively, for the enforcement thereof against the Company and Tyco, respectively, and nothing in Luxembourg and Bermuda law, respectively, prevents suit upon this Agreement or the Registration Rights Agreement in the courts of Luxembourg and Bermuda, respectively; it is not necessary (a) in order to enable the Initial Purchasers to exercise or enforce their rights under this Agreement or the Registration Rights Agreement in Luxembourg and Bermuda, respectively, or (b) by reason of the entry into and/or the performance of this Agreement and the Registration Rights Agreement, that any of the Initial Purchasers should be licensed, qualified, authorized or entitled to do business in Luxembourg and Bermuda, respectively; and

                  (y) in any proceedings in Luxembourg and Bermuda, respectively, or elsewhere in connection with this Agreement, the Company and Tyco will not be entitled to claim for themselves or any of their respective assets or property immunity from suit, execution, attachment or other legal process.

         Any certificate signed by any officer of the Company or Tyco delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or Tyco, as the case may be, to each Initial Purchaser as to the matters covered thereby.

         5. Each of the Initial Purchasers, severally, represents and warrants to, and agrees with, the Company that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (a "Qualified Institutional Buyer") or an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor"); (ii) is not acquiring the Securities with a view to any distribution thereof that would violate the Securities Act; (iii) has not and will not solicit offers for, or offer or sell, Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the Securities Act; (iv) will offer and sell the Securities only to (A) institutional investors that are reasonably believed by it to qualify as Accredited Investors, (B) institutional investors that are reasonably believed by it to qualify as Qualified Institutional Buyers or (C) non-U.S. persons in offshore transactions in reliance upon Regulation S under the Securities Act; and (v) will otherwise act in accordance with the terms and conditions set forth in this Agreement and in the Offering Memorandum in connection with the placement of the Securities contemplated hereby.

         6. The Company and Tyco, jointly and severally, covenant and agree with each of the several Initial Purchasers as follows:

                           (a) to furnish each of the Initial Purchasers as many
                  copies of the Offering Memorandum (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request

                           (b) from the date hereof and prior to the Closing
                  Date, to furnish you a copy of any proposed amendment or supplement to the Offering Memorandum, for your review, and not to effect any such proposed amendment or supplement to which you reasonably and timely object;

                           (c) to file promptly, subject to the provisions of
                  paragraph (b) above, all reports and any definitive proxy or information statements required to be filed by Tyco with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period mentioned in paragraph (d) below;

                           (d) the Company and Tyco will comply with the
                  Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities and the Guarantees contemplated in this Agreement and in the Offering Memorandum;

                           (e) if, during such period after the first date of
                  the offering of the Securities and the Guarantees as in the opinion of counsel for the Initial Purchasers an offering memorandum relating to the Securities and the Guarantees is required by law to be delivered in connection with sales of the Securities and the Guarantees by an Initial Purchaser or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company and Tyco, to the Initial Purchasers and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law;

                           (f) to endeavor to qualify the Securities and the
                  Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and the Guarantees; PROVIDED that neither the Company nor Tyco shall be required to file a general consent to service of process or qualify as a foreign corporation in any jurisdiction in which it is not so qualified or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not so subject;

                           (g) to use the net proceeds received by the Company
                  from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under "Use of Proceeds";

                           (h) to make generally available to their security
                  holders and to you as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of Tyco occurring after the date of the Offering Memorandum;

                           (i) so long as the Securities and the Guarantees are
                  outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Securities and the Guarantees and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                           (j) each of the Company and Tyco agrees that they
                  will not and will cause their respective affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities and the Guarantees by the Company to the Initial Purchasers, (ii) the resale of the Securities and the Guarantees by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities and the Guarantees by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise;

                           (k) the Company agrees that, in order to render the
                  Securities eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
                  Section 13 or 15(d) of the Exchange Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information");

                           (l) until the expiration of two years after the
                  original issuance of the Securities and the Guarantees, the Company and Tyco will not, and will cause their respective "affiliates" (as such term is defined in Rule 144(a)(1) under the Securities Act) not to, resell any Securities and Guarantees which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities and Guarantees submit such Securities and Guarantees to the Trustee for cancellation;

                           (m) The Company shall take all reasonable action
                  necessary to enable Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

                           (n) The Company will use all reasonable efforts in
                  cooperation with the Initial Purchasers to permit the Securities and the Guarantees to be eligible for clearance and settlement through DTC.

                           (o) Each certificate for a Security will bear the
                  legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

                           (p) during the period beginning on the date hereof
                  and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company or Tyco which are substantially similar to the Securities or the Guarantees without prior written consent of the Representatives; and

                           (q) whether or not the transactions contemplated in
                  this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities and the Guarantees, including any expenses of the Trustee, (ii) incident to the preparation, printing, filing and distribution of the Offering Memorandum (including all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities and the Guarantees under the laws of such jurisdictions as the Initial Purchasers may designate, including reasonable fees of counsel for the Initial Purchasers and their disbursements, (iv) in connection with the listing of the Securities and the Guarantees on any stock exchange, (v) related to any filing with the National Association of Securities Dealers, Inc.,
                  (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided and (vii) payable to rating agencies in connection with the rating of the Securities, it being understood that the Company and Tyco shall not be responsible for the fees and expenses of counsel to the Initial Purchasers except as explicitly set forth herein.

         7. The several obligations of the Initial Purchasers hereunder shall be subject to the following conditions:

                           (a) the representations and warranties of the Company
                  and Tyco contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company and Tyco shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (b) subsequent to the execution and delivery of this
                  Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or Tyco by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                           (c) since the respective dates as of which
                  information is given in the Offering Memorandum there shall not have been any material change in the capital stock or long-term debt of Tyco or any of its subsidiaries, or any Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities and the Guarantees on the terms and in the manner contemplated in the Offering Memorandum;

                           (d) the Representatives shall have received on and as
                  of the Closing Date a certificate of a managing director or an executive officer of each of the Company and Tyco with specific knowledge about each of the Company's and Tyco's financial matters, satisfactory to you to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any Material Adverse Effect;

                           (e) Mark A. Belnick, Chief Corporate Counsel and
                  Executive Vice President of Tyco, shall have furnished to you a written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-1 hereto;

                           (f) Kramer Levin Naftalis & Frankel LLP counsel for
                  the Company and Tyco, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-2 hereto;

                           (g) Beghin Feider Loeff Claeys Verbeke, Luxembourg
                  counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-3 hereto;

                           (h) Appleby, Spurling & Kempe, Bermuda counsel for
                  Tyco, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Exhibit A-4 hereto;

                           (i) on the date hereof and on the Closing Date,
                  PricewaterhouseCoopers shall have furnished to you letters, dated such dates, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum;

                           (j) you shall have received on and as of the Closing
                  Date an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Initial Purchasers, with respect to the validity of the Indenture, the Securities and the Guarantees, the Offering Memorandum and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                           (k) the Company and Tyco shall have duly authorized,
                  executed and delivered the Registration Rights Agreement and the Indenture to the Initial Purchasers in a form and substance satisfactory to the Representative and counsel to the Initial Purchasers; and

                           (l) on or prior to the Closing Date, the Company
                  shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

         8. (A) The Company and Tyco, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against (i) any and all losses, claims, damages, liabilities and expense (including without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company or Tyco shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and (iii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or
(ii) above; except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company or Tyco in writing by any Initial Purchaser through Merrill Lynch expressly for use therein.

         (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, Tyco and their respective directors and officers and each person who controls the Company or Tyco within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and Tyco to each Initial Purchaser, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company or Tyco by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing. In the case of the parties indemnified pursuant to Section 8(A) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 8(B) above, counsel to the indemnified parties shall be selected by the Company. The Indemnifying Person shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers shall be designated in writing by the first of the named Representatives on each of Schedules I-A and I-B hereto and any such separate firm for the Company, Tyco and their respective directors and officers and such control persons of the Company and Tyco shall be designated in writing by the Company and Tyco. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless the Indemnifying Person in good faith shall be contesting the reasonableness of such fees and expenses (but only to the extent so contested) or the entitlement of the Indemnified Person to indemnification under the terms of this Section 8. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Tyco on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Tyco on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Tyco on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities and Guarantees (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Tyco and the total underwriting discounts and the commissions received by the Initial Purchasers bear to the aggregate public offering price of the Securities and Guarantees. The relative fault of the Company and Tyco on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Tyco or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Tyco and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedules I-A, I-B, I-C and I-D hereto, and not joint.

         The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and Tyco set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, Tyco, their respective officers or directors or any other person controlling the Company or Tyco and (iii) acceptance of and payment for any of the Securities and the Guarantees.

         9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company or Tyco, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company or Tyco shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Luxembourg, Bermuda or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the Securities or the Company's and Tyco's other debt securities.

         If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 11 hereof, and provided further that Sections 4 and 8 shall survive such termination and remain in full force and effect.

         10. If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedules II-A, II-B, II-C and II-D hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you, the Company and Tyco for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Company or Tyco. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         11. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or Tyco to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Tyco shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company and Tyco agree to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering of the Securities and the Guarantees.

         12. This Agreement shall inure to the benefit of and be binding upon the Company, Tyco, the Initial Purchasers and any Indemnified Persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor or assign by reason merely of such purchase.

         13. Any action by the Initial Purchasers hereunder may be taken by you jointly or by the first of the named Representatives set forth in each of Schedules I-A, I-B, I-C and I-D hereto alone on behalf of the Initial Purchasers, and any such action taken by you jointly or by the first of the named Representatives set forth in each of Schedules I-A, I-B, I-C and I-D hereto alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given at the address set forth in each of Schedules I-A, I-B, I-C and I-D hereto. Notices to the Company and Tyco shall be given to them, if to the Company, at 6, Avenue Emile Reuter, 2nd Floor, L-2420, Luxembourg, Attention: the Managing Directors; if to Tyco, at The Gibbons Building, 10 Queens Street, Suite 301, Hamilton HM 11, Bermuda,
Attention: Secretary, with a copy in either case c/oTyco International (US), Inc., 712 Fifth Avenue, New York, New York 10019; Attention: General Counsel.

         14. Each of the Company and Tyco (i) agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, U.S.A., (ii) irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, (iii) irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and (iv) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

                  Each of the Company and Tyco hereby irrevocably and unconditionally designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, U.S.A. (and any successor entity), as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall be taken and held to be valid personal service upon it. Said designation and appointment shall be irrevocable. Nothing in this Section 13 shall affect the right of the Initial Purchasers, their affiliates or any indemnified party to serve process in any manner permitted by law or limit the right of the Initial Purchasers, their affiliates or any indemnified party to bring proceedings against the Company or Tyco in the courts of any jurisdiction or jurisdictions. Each of the Company and Tyco further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as the Securities and the Guarantees are outstanding but in no event for a period longer than five years from the date of this Agreement. Each of the Company and Tyco hereby irrevocably and unconditionally authorizes and directs CT Corporation to accept such service on its behalf. If for any reason CT Corporation ceases to be available to act as such, each of the Company and Tyco agrees to designate a new agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Initial Purchasers.

                  To the extent that either the Company or Tyco has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Luxembourg, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other documents or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.

         15. If pursuant to a judgment or order being made or registered against the Company or Tyco, any payment under or in connection with this Agreement to an Initial Purchaser is made or satisfied in a currency (the "Judgment Currency") other than in United States dollars then, to the extent that the payment (when converted into United States dollars at the rate of exchange on the date of payment or, if it is not practicable for such Initial Purchaser to purchase United States dollars with the Judgment Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by such Initial Purchaser falls short of the amount due under the terms of this Agreement, the Company or Tyco shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless such Initial Purchaser against the amount of such short fall and such indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. For the purpose of this Section, "rate of exchange" means the rate at which the Initial Purchaser is able on the relevant date to purchase United States dollars with the Judgment Currency and shall take into account any premium and other costs of exchange.

         16. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.


                                     Very truly yours,

                                     TYCO INTERNATIONAL GROUP S.A.


                                     By: /s/ Richard W. Brann
                                         ---------------------------------
                                         Name:  Richard W. Brann
                                         Title: Managing Director


                                     TYCO INTERNATIONAL LTD.


                                     By: /s/ Mark H. Swartz
                                         ---------------------------------
                                         Name:  Mark H. Swartz
                                         Title: Executive Vice President
                                                & Chief Financial Officer

Accepted: August 26, 1999

CONFIRMED AND ACCEPTED,

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
Chase Securities Inc.
Commerzbank Capital Markets Corporation
Warburg Dillon Read LLC
Salomon Smith Barney Inc.
The Williams Capital Group, L.P.
Blaylock & Partners, L.P.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By        /s/ Geoffrey J. Blythe
  ------------------------------------------
           Authorized Signatory

For itself and the other Initial Purchasers named in Schedules hereto.

                                  SCHEDULE I-A

Representatives:                    Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated
                                    J.P. Morgan Securities Inc.
                                    Lehman Brothers Inc.
                                    Morgan Stanley & Co. Incorporated
                                    Credit Suisse First Boston Corporation
                                    Donaldson, Lufkin & Jenrette Securities
                                                   Corporation
                                    Goldman, Sachs & Co.
                                    Bear, Stearns & Co. Inc.
                                    Banc of America Securities LLC
                                    Chase Securities Inc.
                                    Commerzbank Capital Markets Corporation
                                    Warburg Dillon Read LLC
                                    Salomon Smith Barney Inc.
                                    Williams Capital Group, L.P.
                                    Blaylock & Partners, L.P.

Purchase Agreement Dated:           August 26, 1999

Title of Securities:                Floating Rate Notes Due 2000

Aggregate Principal Amount:         $500,000,000

Purchase Price:                     99.8753%

Price to Public:                    99.9753%

Indenture:                          Indenture, dated as of June 9, 1998, as
                                    supplemented by Supplemental Indenture No. 9 thereto, dated as of August 31, 1999, among Tyco International Group S.A., Tyco
                                    International Ltd. and The Bank of New York, as trustee.

Maturity:                           September 5, 2000

First Payment Date:                 December 5, 1999

Interest Rate:                      The per annum rate of interest for each
                                    floating rate interest period will be (1)
                                    LIBOR on the second London business day
                                    preceding the interest reset date for such floating rate interest period, referred to as the interest determination date, plus (2)
                                    .60%. The Company will determine LIBOR for each floating rate interest period in accordance with the following provisions:

                                    o           On each interest determination
                                                date, the Company will ascertain
                                                the offered rate for three-month
                                                deposits in U.S. dollars in the
                                                London interbank market, which
                                                appears on the Telerate Page
                                                3750 as of 11:00 a.m. (London
                                                time) on such interest
                                                determination date.

                                    o           If such rate does not appear on
                                                the Telerate Page 3750, or the
                                                Telerate Page 3750 is
                                                unavailable, the Company will
                                                request four major banks in the
                                                London interbank market,
                                                referred to as the reference
                                                banks to provide the Company
                                                with their offered quotation,
                                                expressed as a rate per annum
                                                for three-month deposits in U.S.
                                                dollars to leading banks in the
                                                London interbank market, in a
                                                principal amount equal to an
                                                amount of not less than $1
                                                million that is representative
                                                for a single transaction in such
                                                market at such time, at
                                                approximately 11:00 a.m. (London
                                                time) on the interest
                                                determination date. If at least
                                                two such quotations are
                                                provided, LIBOR in respect of
                                                that interest determination date
                                                will be the arithmetic mean of
                                                such quotations.

                                    If less than two of the reference banks
                                    provide the Company with such offered
                                    quotations, LIBOR in respect of that
                                    interest determination date will be the
                                    arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on that interest determination date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks the Company so selected are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such interest determination date.

Interest Payment Dates:             March 5, June 5, September 5, and December 5

Optional Redemption Provisions:     REDEMPTION UPON CHANGES IN WITHHOLDING
                                    TAXES. The Notes may be redeemed, as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 12.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced and becomes effective after the date the Notes are issued, the Company or Tyco has become or will become obligated to pay Additional
                                    Amounts, on the next date on which any
                                    amount would be payable with respect to the Notes, and such obligation cannot be avoided by the use of reasonable measures available to the Company or Tyco, as the case may be;
                                    PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or Tyco, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Sinking Fund Provisions:            None

Other Provisions:                   None

Closing Date and Time of Delivery:  August 31, 1999

Closing Location:                   New York, New York

Address for Notices to
Initial Purchasers:                 Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                                    North Tower
                                    World Financial Center
                                    New York, NY 10281-1209

                                  SCHEDULE I-B

Representatives:                    Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated
                                    J.P. Morgan Securities Inc.
                                    Lehman Brothers Inc.
                                    Morgan Stanley & Co. Incorporated
                                    Credit Suisse First Boston Corporation
                                    Donaldson, Lufkin & Jenrette Securities
                                                   Corporation
                                    Goldman, Sachs & Co.
                                    Bear, Stearns & Co. Inc.
                                    Banc of America Securities LLC
                                    Chase Securities Inc.
                                    Commerzbank Capital Markets Corporation
                                    Warburg Dillon Read LLC
                                    Salomon Smith Barney Inc.
                                    Williams Capital Group, L.P.
                                    Blaylock & Partners, L.P.

Purchase Agreement Dated:           August 26, 1999

Title of Securities:                Floating Rate Notes Due 2001

Aggregate Principal Amount:         $500,000,000

Purchase Price:                     99.8064%

Price to Public:                    99.9564%

Indenture:                          Indenture, dated as of June 9, 1998, as
                                    supplemented by Supplemental Indenture No.
                                    10 thereto, dated as of August 31, 1999, among Tyco International Group S.A., Tyco
                                    International Ltd. and The Bank of New York, as trustee.

Maturity:                           March 5, 2001

First Payment Date:                 December 5, 1999

Interest Rate:                      The per annum rate of interest for each
                                    floating rate interest period will be (1)
                                    LIBOR on the second London business day
                                    preceding the interest reset date for such floating rate interest period, referred to as the interest determination date, plus (2)
                                    .70%. The Company will determine LIBOR for each floating rate interest period in accordance with the following provisions:

                                    o           On each interest determination
                                                date, the Company will ascertain
                                                the offered rate for three-month
                                                deposits in U.S. dollars in the
                                                London interbank market, which
                                                appears on the Telerate Page
                                                3750 as of 11:00 a.m. (London
                                                time) on such interest
                                                determination date.

                                    o           If such rate does not appear on
                                                the Telerate Page 3750, or the
                                                Telerate Page 3750 is
                                                unavailable, the Company will
                                                request four major banks in the
                                                London interbank market,
                                                referred to as the reference
                                                banks to provide the Company
                                                with their offered quotation,
                                                expressed as a rate per annum
                                                for three-month deposits in U.S.
                                                dollars to leading banks in the
                                                London interbank market, in a
                                                principal amount equal to an
                                                amount of not less than $1
                                                million that is representative
                                                for a single transaction in such
                                                market at such time, at
                                                approximately 11:00 a.m. (London
                                                time) on the interest
                                                determination date. If at least
                                                two such quotations are
                                                provided, LIBOR in respect of
                                                that interest determination date
                                                will be the arithmetic mean of
                                                such quotations.

                                    If less than two of the reference banks
                                    provide the Company with such offered
                                    quotations, LIBOR in respect of that
                                    interest determination date will be the
                                    arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on that interest determination date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks the Company so selected are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such interest determination date.

Interest Payment Dates:             March 5, June 5, September 5, and December 5

Optional Redemption Provisions:     REDEMPTION UPON CHANGES IN WITHHOLDING
                                    TAXES. The Notes may be redeemed, as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 12.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a
                                    "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced and becomes effective after the date the Notes are issued, the Company or Tyco has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by the use of reasonable measures available to the Company or Tyco, as the case may be; PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or Tyco, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Sinking Fund Provisions:            None

Other Provisions:                   None

Closing Date and Time of Delivery:  August 31, 1999

Closing Location:                   New York, New York

Address for Notices to
Initial Purchasers:                 Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                                    North Tower
                                    World Financial Center
                                    New York, NY 10281-1209

                                  SCHEDULE I-C

Representatives:                    Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated
                                    J.P. Morgan Securities Inc.
                                    Lehman Brothers Inc.
                                    Morgan Stanley & Co. Incorporated
                                    Credit Suisse First Boston Corporation
                                    Donaldson, Lufkin & Jenrette Securities
                                                   Corporation
                                    Goldman, Sachs & Co.
                                    Bear, Stearns & Co. Inc.
                                    Banc of America Securities LLC
                                    Chase Securities Inc.
                                    Commerzbank Capital Markets Corporation
                                    Warburg Dillon Read LLC
                                    Salomon Smith Barney Inc.
                                    Williams Capital Group, L.P.
                                    Blaylock & Partners, L.P.

Purchase Agreement Dated:           August 26, 1999

Title of Securities:                6.875% Notes Due 2002

Aggregate Principal Amount:         $1,000,000,000

Purchase Price:                     99.198%

Price to Public:                    99.648%

Indenture:                          Indenture, dated as of June 9, 1998, as
                                    supplemented by Supplemental Indenture No.
                                    11 thereto, dated as of August 31, 1999, among Tyco International Group S.A., Tyco
                                    International Ltd. and The Bank of New York, as trustee.

Maturity:                           September 5, 2002

First Payment Date:                 March 5, 2000

Interest Rate:                      6.875%

Interest Payment Dates:             March 5 and September 5

Optional Redemption Provisions:     OPTIONAL REDEMPTION. The Notes are
                                    redeemable, in whole or in part, at the
                                    option of the Company at any time at a
                                    redemption price equal to the greater of (i)
                                    100% of the principal amount of such Notes, and (ii) as determined by the Quotation
                                    Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payment of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis
                                    (assuming a 360-day year consisting of
                                    twelve 30-day months) at the Adjusted
                                    Redemption Treasury Rate plus 12.5 basis points plus, in each case, accrued interest thereon to the date of redemption.

                                    REDEMPTION UPON CHANGES IN WITHHOLDING
                                    TAXES. The Notes may be redeemed, as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 12.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced and becomes effective after the date the Notes are issued, the Company or Tyco has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by the use of reasonable measures available to the Company or Tyco, as the case may be; PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or Tyco, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Sinking Fund Provisions:            None

Other Provisions:                   None

Closing Date and Time of Delivery:  August 31, 1999
Closing Location:                   New York, New York

Address for Notices to
Initial Purchasers:                 Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated
                                    North Tower
                                    World Financial Center
                                    New York, NY 10281-1209

                                  SCHEDULE I-D

Representatives:                    Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated

Purchase Agreement Dated:           August 26, 1999

Title of Securities:                0.57% % Yen Notes Due 2000

Aggregate Principal Amount:         (Y) 10,000,000,000

Purchase Price:                     99.9%

Price to Public:                    100 %

Indenture:                          Indenture, dated as of June 9, 1998, as
                                    supplemented by Supplemental Indenture No.
                                    12 thereto, dated as of August 31, 1999, among Tyco International Group S.A., Tyco
                                    International Ltd. and The Bank of New York, as trustee.

Maturity:                           September 5, 2000

First Payment Date:                 September 5, 2000

Interest Rate:                      0.57 %

Interest Payment Date:              September 5, 2000

Optional Redemption Provisions:     REDEMPTION UPON CHANGES IN WITHHOLDING
                                    TAXES. The Notes may be redeemed, as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts
                                    (as defined in Section 12.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced and becomes effective after the date the Notes are issued, the Company or Tyco has become or will become obligated to pay Additional
                                    Amounts, on the next date on which any
                                    amount would be payable with respect to the Notes, and such obligation cannot be avoided by the use of reasonable measures available to the Company or Tyco, as the case may be;
                                    PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or Tyco, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Sinking Fund Provisions:            None

Other Provisions:                   None

Closing Date and Time of Delivery:  August 31, 1999

Closing Location:                   New York, New York

Address for Notices to
Initial Purchasers:                 Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                                    North Tower
                                    World Financial Center
                                    New York, NY 10281-1209

                                  SCHEDULE II-A

FLOATING RATE NOTES DUE 2000:

                                                         Principal Amount of
              Initial Purchaser                       Securities to be Purchased
              -----------------                       --------------------------
Merrill Lynch, Pierce, Fenner & Smith...............
             Incorporated                                   $  275,625,000
Lehman Brothers Inc.................................        $   30,000,000
J.P. Morgan Securities Inc..........................        $   30,000,000
Morgan Stanley & Co. Incorporated...................        $   30,000,000
Banc of America Securities LLC......................        $   14,375,000
Bear, Stearns & Co. Inc.............................        $   14,375,000
Chase Securities Inc................................        $   14,375,000
Commerzbank Capital Markets Corporation.............        $   14,375,000
Credit Suisse First Boston Corporation..............        $   14,375,000
Donaldson, Lufkin & Jenrette Securities Corporation.        $   14,375,000
Goldman, Sachs & Co.................................        $   14,375,000
SBC Warburg Dillon Read LLC.........................        $   14,375,000
Salomon Smith Barney Inc............................        $   14,375,000
Blaylock & Partners, L.P............................        $    2,500,000
The Williams Capital Group, L.P.....................        $    2,500,000
         Total......................................        $  500,000,000
                                                               ===========

                                  SCHEDULE II-B

6.875% NOTES DUE 2002:

                                                         Principal Amount of
              Initial Purchaser                       Securities to be Purchased
              -----------------                       --------------------------
Merrill Lynch, Pierce, Fenner & Smith...................
             Incorporated                                   $  275,625,000
Lehman Brothers Inc.....................................    $   30,000,000
J.P. Morgan Securities Inc..............................    $   30,000,000
Morgan Stanley & Co. Incorporated.......................    $   30,000,000
Banc of America Securities LLC..........................    $   14,375,000
Bear, Stearns & Co. Inc.................................    $   14,375,000
Chase Securities Inc....................................    $   14,375,000
Commerzbank Capital Markets Corporation.................    $   14,375,000
Credit Suisse First Boston Corporation..................    $   14,375,000

Donaldson, Lufkin & Jenrette Securities Corporation.....    $   14,375,000
Goldman, Sachs & Co.....................................    $   14,375,000
SBC Warburg Dillon Read LLC.............................    $   14,375,000
Salomon Smith Barney Inc................................    $   14,375,000
Blaylock & Partners, L.P................................    $    2,500,000
The Williams Capital Group, L.P.........................    $    2,500,000
         Total..........................................    $  500,000,000
                                                               ===========

                                  SCHEDULE II-C

                                                         Principal Amount of
              Initial Purchaser                       Securities to be Purchased
              -----------------                       --------------------------
Merrill Lynch, Pierce, Fenner & Smith...................
             Incorporated                                   $   551,250,000
Lehman Brothers Inc.....................................    $    60,000,000
J.P. Morgan Securities Inc..............................    $    60,000,000
Morgan Stanley & Co. Incorporated.......................    $    60,000,000
Banc of America Securities LLC..........................    $    28,750,000
Bear, Stearns & Co. Inc.................................    $    28,750,000
Chase Securities Inc....................................    $    28,750,000
Commerzbank Capital Markets Corporation.................    $    28,750,000
Credit Suisse First Boston Corporation..................    $   180,000,000

Donaldson, Lufkin & Jenrette Securities Corporation.....    $    28,750,000
Goldman, Sachs & Co.....................................    $    28,750,000
SBC Warburg Dillon Read LLC.............................    $    28,750,000
Salomon Smith Barney Inc................................    $    28,750,000
Blaylock & Partners, L.P................................    $     5,000,000
The Williams Capital Group, L.P.........................    $     5,000,000
         Total..........................................    $ 1,000,000,000
                                                              =============

                                  SCHEDULE II-D

                                                         Principal Amount of
              Initial Purchaser                       Securities to be Purchased
              -----------------                       --------------------------
Merrill Lynch, Pierce, Fenner & Smith...................
             Incorporated                                   Yen $10,000,000,000